Exhibit 23.2



                      CONSENT OF INDEPENDENT AUDITORS




We consent to the use of our report dated November 3, 2006, except as to note 22 which is dated March 23, 2007, relating to the consolidated financial statements of METRO, Inc. as at September 30, 2006 and for the year then ended, included in The Great Atlantic and Pacific Tea Company, Inc. ("A&P US") Annual Report on revised Form 10-K for the year ended February 24, 2007 which is referred in the Form 10-K/A to be filed with U.S. Securities and Exchange Commission on April 9, 2008.




                                                Ernst & Young, LLP
                                                Chartered Accountant


Montreal, Canada
April 9, 2008